Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2026 FIRST QUARTER RESULTS

ATLANTA, (May 4, 2026) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the first quarter ended March 31, 2026.

Revenues before reimbursements decreased (1)% to $309.5 million in the 2026 first quarter from $312.0 million in the 2025 first quarter. First quarter net income was $4.9 million, or $0.10 per diluted share for CRD-A and CRD-B, compared to $6.7 million, or $0.13 per diluted share for CRD-A and CRD-B in the prior year quarter.

GAAP Consolidated Results
	Three Months Ended March 31,
(in millions, except per share amounts)	2026	2025	Change
Revenues before reimbursements	$309.5	$312.0	(1)%
Net income attributable to shareholders	4.9	6.7	(27)%
Diluted earnings per share CRD-A	0.10	0.13	(23)%
Diluted earnings per share CRD-B	0.10	0.13	(23)%

Non-GAAP Consolidated Results
	Three Months Ended March 31,
(in millions, except per share amounts)	2026	2025	Change
Revenues before reimbursements on constant dollar basis	$301.7	$312.0	(3)%
Consolidated adjusted operating earnings	13.7	17.8	(23)%
Consolidated adjusted EBITDA	22.4	26.8	(16)%
Non-GAAP net income attributable to shareholders	7.8	10.3	(24)%
Non-GAAP diluted earnings per share CRD-A	0.16	0.21	(24)%
Non-GAAP diluted earnings per share CRD-B	0.16	0.21	(24)%

Mr. Bruce Swain, president and chief executive officer of Crawford & Company, commented, “We’ve entered 2026 with a focus on further strengthening our operating foundation, sharpening our go-to-market approach and enhancing Crawford’s leadership position in the marketplace. We saw a mixed environment in the first quarter, with revenue growth and margin improvement in our International Operations tempered by lower claims activity in U.S. Property & Casualty. Across our industry, outsourced claims activity has continued to be below historical levels, largely related to an extended period of benign weather. Despite a challenging first quarter environment, we won nearly $24 million in new and enhanced business, and our balance sheet and liquidity remain strong.”

Mr. Swain continued, “Our diverse operating structure includes non-weather businesses that provide a strong and resilient business model. We’re encouraged by the pipeline of opportunities we’re seeing and remain focused on delivering excellent service execution and client outcomes, leveraging the strength of our capabilities to attract and win new customers and capturing additional market share.”

Segment Results for the First Quarter

U.S. Property and Casualty

U.S. Property and Casualty revenues before reimbursements were $72.9 million in the first quarter of 2026, down (11.3)% from $82.2 million in the first quarter of 2025, primarily driven by continued decreases in weather-driven services within Claims Solutions and Catastrophe Services.

The segment had operating earnings of $7.6 million in the 2026 first quarter, decreasing from $9.8 million in the first quarter of 2025. The operating margin was 10.4% in the 2026 quarter, compared with 11.9% in the 2025 quarter. The decrease in operating earnings was primarily driven by the reduction in revenues as compared to the prior year quarter.

Broadspire

Broadspire segment revenues before reimbursements were $104.8 million in the 2026 first quarter, increasing 1.0% from $103.7 million in the 2025 first quarter driven by increases in disability claims.

Broadspire operating earnings were $10.9 million in the first quarter of 2026, representing an operating margin of 10.4% , decreasing from $12.0 million, or 11.6% of revenues in the 2025 period. The decrease was primarily due to a shift in product mix and an increase in employees and average wages.

International Operations

International Operations revenues before reimbursements were $131.9 million in the first quarter of 2026, up 4.5% from $126.2 million in the same period of 2025. Excluding foreign exchange rate benefits of $7.8 million, revenues would have been $124.0 million for the 2026 first quarter, reflecting declines in higher value third party administration claims in the U.K. and reduced flood-related revenues in the Middle East.

Operating earnings were $4.0 million in the 2026 first quarter, increasing from $2.2 million in the 2025 period. The segment’s operating margin for the 2026 quarter increased to 3.0% compared with 1.8% in the 2025 quarter driven by improved operating results within Canada, Australia, and Asia, partially offset by performance in the U.K. and Latin America.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $8.8 million in the first quarter of 2026, compared with $6.1 million in the same period of 2025. The increase in the 2026 first quarter was primarily driven by an increase in administrative compensation expenses and self-insurance reserves.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) increased $1.6 million, or 2.1%, in the three months ended March 31, 2026 as compared with the 2025 period. The increase was primarily due to an increase in self-insurance reserves, partially offset by a reduction in contingent earnout expenses.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of March 31, 2026, totaled $54.5 million, compared with $64.1 million at December 31, 2025. The Company’s total debt outstanding as of March 31, 2026, totaled $194.1 million, compared with $189.1 million at December 31, 2025.

The Company’s operations provided $3.3 million of cash during the first three months of 2026, compared with $13.9 million used in 2025. The increase in cash provided was due primarily to timing of payments, partially offset by an increase in billed and unbilled receivables.

During the first three months of 2026, the Company repurchased 468,314 shares of CRD-A at an average per-share cost of $10.48 and 59,555 shares of CRD-B at an average per-share cost of $10.29. In the first three months of 2025, the Company did not repurchase any shares of CRD-A or CRD-B.

Conference Call

As previously announced, Crawford & Company will host a conference call on May 5, 2026, at 8:30 a.m. Eastern Time to discuss its first quarter 2026 results. The conference call can be accessed live by dialing 1-800-715-9871 and using Conference ID 7962074. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through May 12, 2026. You may dial 1-800-770-2030 and use passcode 7962074# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, non-service pension costs, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, and non-service pension costs are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended
(in thousands)		March 31, 2026		March 31, 2025
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$177,643	57.4%	$185,862	59.6%
U.K.	GBP	43,163	13.9%	44,342	14.2%
Canada	CAD	23,732	7.7%	21,776	7.0%
Australia	AUD	20,745	6.7%	19,048	6.1%
Europe	EUR	17,479	5.6%	15,924	5.1%
Rest of World	Various	26,763	8.7%	25,080	8.0%
Total Revenues, before reimbursements		$309,525	100.0%	$312,032	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025
Operating earnings:
U.S. Property & Casualty	$7,616	$9,780
Broadspire	10,856	11,977
International Operations	3,997	2,220
Unallocated corporate and shared costs, net	(8,771)	(6,133)
Consolidated operating earnings	13,698	17,844
(Deduct) add:
Net corporate interest expense	(2,645)	(3,944)
Stock option expense	(186)	(184)
Amortization of intangible assets	(1,784)	(1,800)
Non-service pension costs	(1,976)	(2,333)
Contingent earnout adjustments	180	(363)
Income tax provision	(2,375)	(2,480)
Net income attributable to noncontrolling interests	(7)	(56)
Net income attributable to shareholders of Crawford & Company	$4,905	$6,684

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025
Net income attributable to shareholders of Crawford & Company	$4,905	$6,684
Add (Deduct):
Depreciation and amortization	9,589	9,647
Stock-based compensation	1,046	1,390
Net corporate interest expense	2,645	3,944
Non-service pension costs	1,976	2,333
Contingent earnout adjustments	(180)	363
Income tax provision	2,375	2,480
Non-GAAP adjusted EBITDA	$22,356	$26,841

Following is a reconciliation of operating cash flow to free cash flow for the three months ended March 31, 2026 and 2025:

Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025	Change
Net Cash Provided by (Used in) Operating Activities	$3,274	$(13,923)	$17,197
Less:
Property & Equipment Purchases, net	(1,901)	(994)	(907)
Capitalized Software (internal and external costs)	(5,958)	(8,329)	2,371
Free Cash Flow	$(4,585)	$(23,246)	$18,661

Non-GAAP consolidated results for 2026 and 2025 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, and contingent earnout adjustments.

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2026 and 2025 before amortization of intangible assets, non-service related pension costs and contingent earnout adjustments:

Three Months Ended March 31, 2026
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$7,287	$4,905	$0.10	$0.10
Adjustments:
Amortization of intangible assets	1,784	1,515	0.03	0.03
Non-service pension costs	1,976	1,575	0.03	0.03
Contingent earnout adjustments	(180)	(180)	—	—
Non-GAAP Adjusted	$10,867	$7,815	$0.16	$0.16

Three Months Ended March 31, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$9,220	$6,684	$0.13	$0.13
Adjustments:
Amortization of intangible assets	1,800	1,489	0.03	0.03
Non-service pension costs	2,333	1,803	0.04	0.04
Contingent earnout adjustments	363	363	0.01	0.01
Non-GAAP Adjusted	$13,716	$10,339	$0.21	$0.21

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,757	30,175
Class B Common Stock	18,990	19,145
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,411	30,706
Class B Common Stock	18,990	19,145

Further information regarding the Company’s operating results for the three months ended March 31, 2026, financial position as of March 31, 2026, and cash flows for the three months ended March 31, 2026 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL HOLLY BOUDREAU AT (404) 220-4388.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended March 31,	2026	2025	% Change

Revenues:
Revenues Before Reimbursements	$309,525	$312,032	(1)%
Reimbursements	10,601	11,307	(6)%
Total Revenues	320,126	323,339	(1)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	221,412	221,893	(0)%
Reimbursements	10,601	11,307	(6)%
Total Costs of Services	232,013	233,200	(1)%

Selling, General, and Administrative Expenses	76,144	74,587	2%
Corporate Interest Expense, Net	2,645	3,944	(33)%
Total Costs and Expenses	310,802	311,731	(0)%

Other Loss, Net	(2,037)	(2,388)	(15)%

Income Before Income Taxes	7,287	9,220	(21)%
Provision for Income Taxes	2,375	2,480	(4)%

Net Income	4,912	6,740	(27)%

Net Income Attributable to Noncontrolling Interests	(7)	(56)	(88)%

Net Income Attributable to Shareholders of Crawford & Company	$4,905	$6,684	(27)%

Earnings Per Share - Basic:
Class A Common Stock	$0.10	$0.14	(29)%
Class B Common Stock	$0.10	$0.14	(29)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.10	$0.13	(23)%
Class B Common Stock	$0.10	$0.13	(23)%

Cash Dividends Per Share:
Class A Common Stock	$0.075	$0.070	7%
Class B Common Stock	$0.075	$0.070	7%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2026 and December 31, 2025

(In Thousands, Except Par Values)

	March 31,	December 31,
	2026	2025
(In thousands, except par value amounts)	(Unaudited)	*
ASSETS

Current Assets:
Cash and Cash Equivalents	$54,491	$64,079
Accounts Receivable, Net	118,064	115,661
Unbilled Revenues, at Estimated Billable Amounts	142,759	126,960
Income Taxes Receivable	4,134	4,350
Prepaid Expenses and Other Current Assets	48,880	41,362
Total Current Assets	368,328	352,412

Net Property and Equipment	16,484	16,649

Other Assets:
Operating Lease Right-of-Use Asset, Net	63,040	66,322
Goodwill	76,500	76,569
Intangible Assets Arising from Business Acquisitions, Net	65,232	66,352
Capitalized Software Costs, Net	113,092	112,812
Deferred Income Tax Assets	24,010	24,684
Other Noncurrent Assets	44,963	48,500
Total Other Assets	386,837	395,239

Total Assets	$771,649	$764,300

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$43,501	$38,500
Accounts Payable	59,240	39,769
Accrued Compensation and Related Costs	84,388	108,878
Self-Insured Risks	25,989	19,095
Income Taxes Payable	4,793	3,874
Operating Lease Liability	26,917	27,650
Other Accrued Liabilities	44,683	37,970
Deferred Revenues	33,738	33,834
Total Current Liabilities	323,249	309,570

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	150,587	150,593
Operating Lease Liability	50,090	53,531
Deferred Revenues	24,059	23,259
Accrued Pension Liabilities	16,710	17,910
Other Noncurrent Liabilities	32,497	38,005
Total Noncurrent Liabilities	273,943	283,298

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,740	29,860
Class B Common Stock, $1.00 Par Value	18,954	19,014
Additional Paid-in Capital	91,237	92,251
Retained Earnings	229,959	233,708
Accumulated Other Comprehensive Loss	(193,616)	(201,740)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	176,274	173,093
Noncontrolling Interests	(1,817)	(1,661)
Total Shareholders’ Investment	174,457	171,432

Total Liabilities and Shareholders’ Investment	$771,649	$764,300

(*)Derived from the audited Consolidated Balance Sheet

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

(In Thousands, Except Percentages)

Three Months Ended March 31,

	U.S. Property & Casualty		%	Broadspire		%	International Operations		%
	2026	2025	Change	2026	2025	Change	2026	2025	Change

Revenues Before Reimbursements	$72,885	$82,190	(11.3)%	$104,758	$103,672	1.0%	$131,882	$126,170	4.5%

Direct Compensation, Fringe Benefits & Non-Employee Labor	45,633	50,788	(10.2)%	60,381	58,343	3.5%	90,357	86,467	4.5%

% of Revenues Before Reimbursements	62.6%	61.8%		57.6%	56.3%		68.5%	68.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	19,636	21,622	(9.2)%	33,521	33,352	0.5%	37,528	37,483	0.1%

% of Revenues Before Reimbursements	26.9%	26.3%		32.0%	32.2%		28.5%	29.7%

Total Operating Expenses	65,269	72,410	(9.9)%	93,902	91,695	2.4%	127,885	123,950	3.2%

Operating Earnings (1)	$7,616	$9,780	(22.1)%	$10,856	$11,977	(9.4)%	$3,997	$2,220	80.0%

% of Revenues Before Reimbursements	10.4%	11.9%		10.4%	11.6%		3.0%	1.8%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, non-service pension costs, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Period Ended March 31, 2026 and March 31, 2025

(In Thousands)

	2026	2025
Cash Flows From Operating Activities:
Net income	$4,912	$6,740
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,589	9,647
Stock-based compensation	1,046	1,390
(Gain) loss on disposal of property and equipment	(12)	564
Contingent earnout adjustments	(180)	363
Changes in operating assets and liabilities:
Accounts receivable, net	(262)	6,002
Unbilled revenues, net	(12,987)	(8,045)
Accrued or prepaid income taxes	1,189	229
Accounts payable and accrued liabilities	3,401	(25,176)
Deferred revenues	281	315
Accrued retirement costs	(3,318)	(3,211)
Prepaid expenses and other operating activities	(385)	(2,741)
Net cash provided by (used in) operating activities	3,274	(13,923)

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(1,901)	(994)
Capitalization of computer software costs	(5,958)	(8,329)
Proceeds from settlement of life insurance policies	—	210
Net cash used in investing activities	(7,859)	(9,113)

Cash Flows From Financing Activities:
Cash dividends paid	(3,663)	(3,455)
Payments related to shares received for withholding taxes under employee stock-based compensation plans	(1,712)	—
Repurchases of common stock	(5,519)	—
Increases in short-term and revolving credit facility borrowings	7,500	41,411
Payments on short-term and revolving credit facility borrowings	(2,500)	(12,901)
Increases in fiduciary liabilities	9,334	—
Other financing activities	(27)	(38)
Net cash provided by financing activities	3,413	25,017

Effects of exchange rate changes on cash and cash equivalents	1,064	(289)
(Decrease) Increase in cash, cash equivalents, and restricted cash(1)	(108)	1,692
Cash, cash equivalents, and restricted cash at beginning of year(1)	64,546	56,329
Cash, cash equivalents, and restricted cash at end of period(1)	$64,438	$58,021

Supplemental cash flow information:
Income taxes paid	$1,152	$2,205
Interest paid	3,161	4,565

(1) The 2026 amounts include beginning restricted cash of $467 at December 31, 2025, and ending restricted cash of $9,947 at March 31, 2026, and the 2025 amounts include beginning restricted cash of $917 at December 31, 2024, and ending restricted cash of $654 at March 31, 2025, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.